Nancy Stern-Corporate Affairs
	602.754.4090

	Walter Rogers-Investor Relations
	602.754.2386


                 DIAL'S THIRD QUARTER NET INCOME ROSE 19 PERCENT
                      ON 15 PERCENT IMPROVEMENT IN NET SALES

Scottsdale, Ariz., October 20, 1998 - The Dial Corporation (NYSE/DL) today reported a 19 percent increase in net income for its third quarter due to strong core revenue growth and continued improvement in its gross margin. The Company posted third quarter net income of $26.7 million, or $ .27 per share (diluted), versus $22.4 million, or $ .24 per share (diluted), in the year earlier quarter.
Net sales improved 15 percent to $384 million from $334 million for the same period last year. Net sales in the current quarter include sales from the Freeman Cosmetic Corporation, acquired by the Company in July, and Nuevo Federal, acquired in September of 1997. Net sales in the year-ago quarter included $10 million of sales from nonstrategic brands that were sold in September of 1997.
Excluding the effect of acquisitions and divestitures, net sales grew
8 percent in the third quarter. The Company's four core domestic franchises, Dial, Purex, Renuzit and Armour, grew an aggregate 10 percent in the third quarter.
The Company's gross margin increased 1.1 percentage points in the third quarter to 49.1 percent from 48 percent in the same period last year, due to improved manufacturing efficiencies and continued strong sales of its high margin personal washing products.
For the first nine months of 1998, Dial's net income increased 23 percent to $75.2 million, or $ .75 per share (diluted), versus $61.1 million, or $ .66 per share (diluted), in the prior year. Net sales rose 9 percent in the first nine months while sales from continuing businesses improved 14 percent behind strong growth in the Dial, Purex and Renuzit franchises and inclusion of results from two acquisitions, Nuevo Federal and Freeman Cosmetics.
"We are very pleased with the Company's financial and operating performance for the third quarter and first nine months of 1998," said Mal Jozoff, Chairman and CEO of Dial. "The combination of strong revenue growth and gross margin improvement,providing for high quality earnings, along with market share gains in our core domestic franchises and on-strategy acquisitions confirm that our business is developing right in line with expectations," he added.
The Dial Corporation, headquartered in Scottsdale, Arizona, is one of America's leading manufacturers of consumer products including Dial soap, this year celebrating 50 years as America's leading antibacterial soap, Renuzit air fresheners, Purex laundry detergents, Armour Star canned meats and the Sarah Michaels, Freeman and Nature's Accents personal care brands. Dial products have been in the American marketplace for over 100 years.
xxx


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                                         THE DIAL CORPORATION
                                        SUMMARY OF OPERATIONS


                                                                 In millions, except per share data
                                                          QUARTER ENDED                     NINE MONTHS ENDED
                                                --------------------------------    -------------------------------
                                                 OCT 3, 1998     SEPT 27, 1997      OCT 3, 1998      SEPT 27, 1997
                                                ---------------  ---------------    ---------------  --------------
Net sales . . . . . . . . . . . . . . . . . . . $      383.9     $    334.3         $     1,085.7          999.8
                                                ---------------  ---------------    ---------------  --------------

Costs and expenses:
   Cost of products sold. . . . . . . . . . . .        195.4          173.7                557.8          526.0
   Selling, general and administrative expenses        141.4          119.6                395.5          356.1
                                                ---------------  ---------------    ---------------  --------------

                                                       336.8          293.3                953.3          882.1


Operating income. . . . . . . . . . . . . . . .         47.1           41.0                132.4          117.7

   Interest and accretion . . . . . . . . . . .          5.5            6.4                 14.9           21.2
                                                ---------------  ---------------    ---------------  -------------


Income before income taxes. . . . . . . . . . .         41.6           34.6                117.5           96.5
   Income taxes . . . . . . . . . . . . . . . .         14.9           12.2                 42.3           35.4
                                                ---------------  ---------------    ---------------  -------------

NET INCOME. . . . . . . . . . . . . . . . . . . $       26.7     $     22.4         $       75.2     $     61.1
                                                ===============  ===============    ===============  =============

BASIC EARNINGS PER SHARE. . . . . . . . . . . . $       0.27     $     0.25         $       0.77           0.68
                                                ===============  ===============    ===============  =============

DILUTED EARNINGS PER SHARE. . . . . . . . . . . $       0.27     $     0.24         $       0.75           0.66
                                                ===============  ===============    ===============  =============

Basic shares outstanding. . . . . . . . . . . .        98.6           91.0                 98.2            90.3
     Common share equivalents . . . . . . . . .         1.7            1.9                  2.2             2.2
                                                ---------------  ---------------    ---------------  -------------
Diluted shares outstanding. . . . . . . . . . .       100.3           92.9                100.4            92.5
                                                ===============  ===============    ===============  =============
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                              THE DIAL CORPORATION
                             CONDENSED BALANCE SHEET


                                                       In millions
                                              OCT 3, 1998     JANUARY 3, 1998
                                              --------------  ----------------
ASSETS
Current assets . . . . . . . . . . . . . . .  $        268.9  $          227.0
Non-current assets . . . . . . . . . . . . .           906.1             656.9
                                              --------------  ----------------

  Total assets . . . . . . . . . . . . . . .  $      1,175.0  $          883.9
                                              ==============  ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities. . . . . . . . . . . . .  $        251.9  $          238.8
Long-term liabilities. . . . . . . . . . . .           542.8             325.1
Stockholders' equity . . . . . . . . . . . .           380.3             320.0
                                              --------------  ----------------

  Total liabilities and stockholders' equity  $      1,175.0  $          883.9
                                              ==============  ================


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                                   THE DIAL CORPORATION
                            CONDENSED STATEMENT OF CASH FLOWS


                                                                                In millions
                                                               QUARTER ENDED                   NINE MONTHS ENDED
                                                               -------------                   -----------------
                                                        OCT 3, 1998     SEPT 27, 1997     OCT 3, 1998      SEPT 27, 1997
                                                      ---------------  ----------------  --------------  ---------------
Net cash provided (used) by operations . . . . . . .  $         32.3   $          34.9    $       63.5   $       119.8
Net cash provided (used) by investing activities . .          (201.4)             (2.3)         (290.1)          (19.8)
Net cash provided (used) by financing activities . .           167.8             (36.0)          221.7          (105.3)
                                                      ---------------  ----------------   -------------  ---------------

  Net increase (decrease) in cash and cash equivalents          (1.3)             (3.4)           (4.9)           (5.3)
Cash and cash equivalents, beginning of year/period. .           6.5              12.2            10.1            14.1
                                                      ---------------  ----------------   -------------  ---------------

Cash and cash equivalents, end of period . . . . . .  $          5.2   $           8.8    $        5.2   $         8.8
                                                      ===============  ================   =============  ===============

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